UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2004

CELLSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(972) 466-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On September 20, 2004, CellStar Corporation issued a press release announcing, among other things, that it expects revenues for its Asia Pacific operations for the third quarter of 2004 to be an estimated 52% lower than for the second quarter of 2004 and that it estimates third quarter operating losses for the Asia Pacific region to be in the $7.0 to $8.0 million range, excluding charges related to the Asia IPO and exit charges. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

(a)	On September 20, 2004, CellStar Corporation committed to exiting its operations in Singapore and The Philippines. These operations have not been profitable for the last several fiscal quarters. CellStar Corporation expects to complete these exits by the end of its current fiscal year on November 30, 2004.

(b)	For the following major types of costs associated with these exits, CellStar Corporation currently expects to incur the following estimated corresponding charges:

Write down of current assets (primarily accounts receivable and inventory): Approximately $1.0 million

Impairment of Assets (primarily cumulative translation adjustment): Approximately $3.0 million

(c)	CellStar Corporation currently expects to incur an estimated total of $4.0 million in charges in connection with these exits.

(d)	CellStar Corporation currently expects that the amount of the charge that will result in future cash expenditures will be approximately $250,000.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

  99.1     CellStar Corporation Press Release dated September 20, 2004.

* * * * *

The information furnished in Items 2.02 and 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly incorporated by specific itemized reference in such filing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLSTAR CORPORATION

Date: September 21, 2004	By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Senior Vice President and General Counsel

3

EXHIBIT INDEX

Number	Description of Exhibit
99.1	CellStar Corporation Press Release, dated September 20, 2004

4